Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 28, 2005, except for Note 2, as to which the date is March 24, 2005, relating to the consolidated financial statements of Abraxas Petroleum Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Dallas, Texas
September 16, 2005






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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-127480 on Form S-3 of our report dated March 10, 2003 (July 18, 2003 as to Note 17, March 28, 2005 as to the reclassification of the 2002 consolidated financial statements for discontinued operations referred to in Note 2), relating to the financial statements of Abraxas Petroleum Corporation appearing in the Annual Report on Form 10-K of Abraxas Petroleum Corporation for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Antonio, Texas
September 16, 2005